EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, to be filed on or around January 19, 2001, of our report dated March 22, 2000 included in Stewart & Stevenson Services, Inc.'s Form 10-K for the year ended January 31, 2000 and to all references to our firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

Houston, Texas
January 19, 2001